EXHIBIT 11

               SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
                                (UNAUDITED)

WEIGHTED AVERAGE NUMBERS OF SHARES

The weighted average number of shares of common stock and common stock equivalents, after adjusting for the two-for-three reverse split, was determined as follows:

Outstanding options for common stock and convertible warrants and options have been included in the calculation of common and common equivalent shares using the treasury stock method based on an assumed initial public offering price of $9.50 per share as the market price for the three months ended March 31, 1995, and an average market price of $11.23 per share for the three months ended March 31, 1996.

                                                           Three Months Ended
                                                                March 31,
                                                           ------------------
                                                           1995          1996
                                                           ----          ----
Common stock:
     Shares outstanding, beginning of period             4,363,704     7,222,394
     Shares issued on exercise of options (1)                  593         4,153
     Shares issued on conversion of options from
          debt agreement (5)                                  --         153,846
     SEC SAB 83 shares (2)                                 269,499       198,286
                                                         ---------     ---------
                                                         4,633,796     7,578,679
                                                         ---------     ---------
Common stock equivalents:
     Warrants (3)                                          266,667       146,562
     Options (4)                                           200,852       106,091
                                                         ---------     ---------

                                                           487,519       252,653
                                                         ---------     ---------

Weighted average number of shares                        5,101,315     7,831,332
                                                         =========     =========

Net income                                               $     525     $     745
                                                         =========     =========

Net income per share                                     $    0.10     $    0.10
                                                         =========     =========

- -------------------

(1) Weighted average shares from exercise date of options granted under 1984 and 1995 Stock Incentive Plans.

(2)  Employee options issued January 1, 1994
        to April 21, 1995                                  105,278      126,911

          Less shares reacquired under treasury stock
               method                                      102,445      107,380
                                                           -------      -------

                                                             2,833       19,531

     Convertible options - debt agreement (5)              266,666      178,755
                                                           -------      -------

     Net SAB No. 83 shares                                 269,499      198,286
                                                           -------      -------


(3) Warrants issued September 1, 1988 and October 3, 1988 for 200,000 shares each, less shares reacquired under treasury stock method.

(4) Options granted on annual basis under plan, less shares reacquired under treasury stock method.

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(5)  Convertible options/debt agreements issued prior to January 1, 1994 are excluded from SAB No. 83 shares. Further, such options are anti-dilutive and, therefore, presentation of fully diluted earnings per share is not required. Share amounts are weighted average shares from/to exercise date of option.